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                                                                   Exhibit 23.01


                         CONSENT OF GRANT THORNTON LLP

We have issued our report dated August 16, 2002, accompanying the consolidated financial statements of Cyberguard Corporation and Subsidiaries on Form 10-K for the year ended June 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cyberguard Corporation and Subsidiary on Form S-8 (File No.'s 333-87347, 333-39573, 333-28813, 33-88446, 33-88448, 333-50042, 333-56768, 333-58262 and 333-73852).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida
September 27, 2002